Exhibit 99.1

FOURTH AMENDMENT TO LEASE

     THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is entered into as of this 3rd day of December, 2009 (“Execution Date”), by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), and REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”).

RECITALS

     A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 21, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 24, 2007 (the “First Amendment”), that certain Second Amendment to Lease dated as of September 30, 2008 (the “Second Amendment”), and that certain Third Amendment to Lease dated as of April 29, 2009 (the “Third Amendment” and, collectively with the Original Lease and the First Amendment, Second Amendment, and as the same may have been further amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 735, 745, 765 and 777 Old Saw Mill River Road in Tarrytown, New York (collectively, the “Buildings”, and each a “Building”);

     B. WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant additional space (i) in the building located at 755 Old Saw Mill River Road in Tarrytown, New York (the “755 Building”), consisting of approximately thirty-nine thousand seven hundred thirty-three (39,733) rentable square feet of space on the first (1st) floor of the Building (the “755 First Floor Premises”) and approximately forty-five thousand five hundred seventy-two (45,572) rentable square feet of space on each of the second (2nd) and third (3rd) floors of the 755 Building (the “755 Remainder Premises”), for a total of approximately one hundred thirty thousand eight hundred seventy-seven (130,877) rentable square feet of space, subject to adjustment based on actual constructed square footage and as shown on Exhibit A attached hereto (collectively with the 755 Building First Floor Premises, the “755 Premises”), and (ii) in the 777 Building, consisting of approximately sixteen thousand seven hundred twenty-five (16,725) rentable square feet of space as shown on Exhibit B attached hereto (the “Swing Premises”); and

     C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

     1. Definitions. For purposes of this Fourth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Fourth Amendment, is referred to herein as the “Amended Lease.”

     2. 755 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord as of the Execution Date, the 755 Premises. The Term for the 755 Premises shall expire on the Term Expiration Date for the New Premises, subject to (a) Tenant’s option to extend the Term of the Lease as provided in Article 44 of the Amended Lease, and (b) Tenant’s termination options set forth in Section 10 below.

     3. Swing Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Swing Premises. The lease term for the Swing Premises shall commence on the Execution Date and continue through March 31, 2011; thereafter the term of the Lease with respect to the Swing Premises shall continue, however, Tenant may terminate the Lease with respect to the Swing Premises as of the last day of any month through July 31, 2011 by providing Landlord with at least thirty (30) days advance written notice. From and after July 31, 2011, if not sooner terminated in accordance with this Section, the Lease term shall continue with respect to the Swing Premises on a month-to-month basis and either party may terminate the Lease with respect to the Swing Premises by providing at least thirty (30) days advance written notice to the other party indicating such party’s intent to terminate and setting forth the effective date of such termination (the date of termination as selected in accordance with this Section is hereinafter referred to as the “Swing Premises Termination Date”). Upon the termination of the Lease with respect to the Swing Premises, Tenant shall surrender the Swing Premises in the condition required under the Lease. Upon Tenant’s surrender of the Swing Premises in the condition required under the Lease, the Lease shall terminate and be of no further force and effect with respect to the Swing Premises, except for those obligations that expressly survive the expiration or earlier termination of the Lease, and the Premises under the Lease and Tenant’s Pro Rata Shares shall be adjusted accordingly. If Tenant fails to surrender the Swing Premises as of the Swing Premises Termination Date in the condition required under the Lease, Tenant shall be deemed a tenant at sufferance of the Swing Premises subject to the terms and conditions of the Lease, except that the monthly Rent beginning the first day after the expiration or earlier termination of the Swing Premises Term shall be retroactively recalculated to equal one hundred fifty percent (150%) of the Rent for the Swing Premises in effect during the last thirty (30) days of the Swing Premises Term. Acceptance by Landlord of Rent for the Swing Premises after the Swing Premises Termination Date or earlier termination of the Term with respect to the Swing Premises in accordance with this Section shall not result in an extension, renewal or reinstatement of the Lease Term with respect to the Swing Premises.

     4. Tenant’s Pro Rata Shares. From and after the Execution Date, and subject to the provisions of Section 3 hereof including, without limitation, the provisions related to the adjustment of Tenant’s Pro Rata Shares and the Premises upon the Swing Premises Termination Date, (a) the Premises shall be deemed to include the 755 Premises and the Swing Premises, (b) Tenant’s Pro Rata Share of the 777 Building shall increase from 17.90% to 23.28%, (c) Tenant’s Pro Rata Share of the Existing Project shall increase from 21.27% to 23.50%, (d) Tenant’s Pro Rata Share of the New Project shall increase from 63.70% to 100%, and (e) Tenant’s Pro Rata Share of the Entire Project shall increase from 35.02% to 48.30%. Section 2.2 of the Lease is hereby deleted in its entirety and replaced with the following:

2.2 The Premises, the Buildings, and certain related terms are defined as follows. In these definitions, each Rentable Area is expressed in rentable square footage. Rentable Area and Tenant’s Pro Rata Shares are all subject to adjustment under this Lease, including under Section 9.2.

Definition or Provision	Means the Following:
“Premises”	Retained Premises, New Premises, Modified Additional Premises, Swap Premises, 755 Premises and Swing Premises
“Buildings”	735 Building, 745 Building, 755 Building, 765 Building and 777 Building
Rentable Area of Premises	537,131 square feet

Definition or Provision	Means the Following:
Rentable Area of Buildings	117,935 for 735 Building 111,708 for 745 Building 130,877 for 755 Building 177,203 for 765 Building 311,104 for 777 Building
Rentable Area of Existing Project	751,648
Rentable Area of New Project	360,520
Rentable Area of Entire Project	1,112,168
Tenant’s Pro Rata Share of Buildings	100% of 735 Building 100% of 745 Building 100% of 755 Building 58.80% of 765 Building 23.28% of 777 Building
Tenant’s Pro Rata Share of the Existing Project (Based on Retained Premises, Modified Additional Premises, Swap Premises and Swing Premises only)	23.50%
Tenant’s Pro Rata Share of the New Project (Based on the New Premises and the 755 Premises)	100%
Tenant’s Pro Rata Share of Entire Project	48.30%

     5. Rent.

          a. Basic Annual Rent. Commencing as of the dates set forth below and continuing through the Term, and subject to the provisions of Section 3 hereof including, without limitation, the provisions related to the termination of Tenant’s obligations under the Lease with respect to the Swing Premises (including the payment of Rent) upon the Swing Premises Termination Date, Tenant shall pay Landlord Basic Annual Rent for the 755 Premises and the Swing Premises in accordance with the following schedule (in addition to Rent otherwise due under the Lease) and in accordance with the terms for payment of Basic Annual Rent set forth in the Lease. Basic Annual Rent for the 755 Premises and the Swing Premises shall increase annually every July 1st by two and one-half percent (2.5%) of the then-current applicable Basic Annual Rent.

Portion of	Applicable Basic Annual	Rentable s.f.	Initial Basic	Total Annual Basic	Total Monthly
Premises	Rent Commencement		Annual Rent Per	Annual Rent
	Date		Rentable s.f.
			Annually
755 First	January 1, 2013	39,733	$35.72	$1,419,262.76	$118,271.90
Floor				(to be prorated)
Premises
755	January 1, 2011	91,144	$34.00	$3,098,896.00	$258,241.33
Remainder				(to be prorated)
Premises
Swing	Execution Date	16,725	$5.69	$95,245.00	$7,937.08
Premises				(to be prorated)

          b. Operating Expenses.

               i. In addition to Basic Annual Rent, commencing as of the Execution Date, Tenant shall pay to Landlord as Additional Rent, at times specified in the Amended Lease, Tenant’s Pro Rata Share of Operating Expenses with respect to the 755 Premises and the Swing Premises.

               ii. For the avoidance of doubt (i) HVAC for the Swing Premises shall be calculated in the same manner as provided in the Amended Lease with respect to the Retained Premises, and (ii) the Modified Additional Premises, the Swap Premises, and the Swing Premises shall be treated as Retained Premises for the purposes of allocation of the CAM Pool Charges in accordance with Exhibit O of the Amended Lease (in each case, as of the applicable commencement date for each such portion of the Premises).

     6. Delivery of Possession. Tenant acknowledges that it is currently in possession of the Swing Premises. Landlord shall deliver to Tenant on the Execution Date, the 755 Premises for construction of the 755 Premises Tenant Improvements (as defined below). As of the Execution Date, Tenant’s possession and occupancy of the 755 Premises and the Swing Premises shall be governed by and pursuant to the Amended Lease; provided, however, that Tenant shall have no obligation to pay Basic Annual Rent with respect to its occupancy and possession prior to the applicable Rent Commencement Date set forth in the schedule in Section 5 above. If Landlord fails to deliver all or a portion of the 755 Premises to Tenant on the Execution Date (such portion, the “Late Delivery Premises”), then Tenant shall not be obligated to pay Base Rent or Operating Expenses with respect to the Late Delivery Premises until Landlord delivers the Late Delivery Premises to Tenant.

     7. Tenant Improvements. Landlord shall make available to Tenant a tenant improvement allowance of Fourteen Million Two Hundred Forty-Five Thousand Nine Hundred Sixty-One and 45/100’s Dollars ($14,245,961.45), based on One Hundred Eight and 85/100’s Dollars ($108.85) per rentable square foot of the 755 Premises) (the “755 Premises TI Allowance”). The 755 Premises TI Allowance shall be disbursed in the same manner as the Base TI Allowance under the applicable provisions of Article 5 of the Lease, including, without limitation, the Disbursement Conditions, in order to finance improvements to the 755 Premises consistent with the provisions of the Lease and the Permitted Use (such improvements, the “755 Premises Tenant Improvements”). Tenant shall be responsible for performing and completing the 755 Tenant Improvements. Tenant shall pay Landlord a construction oversight fee of two and one-half percent (2.5%) of the total cost of the Tenant Improvements, including, without limitation, the 755 Premises TI Allowance to the extent disbursed to Tenant, which construction oversight fee may be paid out of the 755 Premises TI Allowance.

     8. Bridge. Tenant shall construct a bridge (the “Bridge”) between the 755 Premises and that portion of the Premises located in the 745 Building. The parties acknowledge that the Bridge is an “Alteration” under the Lease and shall be constructed in accordance with Article 18 of the Lease. After completion of the Bridge by Tenant in accordance the plans and specifications and acceptance of the Bridge by Landlord (not to be unreasonably withheld or rejected), the Bridge shall be deemed to be a part of the Buildings and shall be treated as such under the Lease, including without limitation, with respect to Landlord’s repair and maintenance obligations thereunder. Concurrently with the transfer of the Bridge to Landlord, Tenant shall assign to Landlord any construction and materials warranties covering the Bridge. The design, permitting and construction of the Bridge shall be performed by Tenant, at Tenant’s sole cost and expense; provided, however, that Tenant shall be permitted to use a portion of the 755 Premises TI Allowance to pay the costs therefor. Tenant shall complete the construction of the Bridge no later than January 1, 2012, subject to Force Majeure and Landlord Delay.

     9. Parking. The parties acknowledge that, in accordance with the Lease, Tenant shall be entitled to its pro rata share of unreserved parking spaces located on the South side of the Entire Project (such pro rata share, “Tenant’s South Side Parking Share”) with respect to the 755 Premises and such other portions of the Premises situated on the South side of the Entire Project. As used herein, “South side of the Entire Project” is intended to mean that portion of the Entire Project situated in the Town of Greenburgh. Without limiting the foregoing, and subject to the immediately succeeding sentence, for so long as Tenant leases (whether or not Tenant occupies) one hundred percent (100%) of the New Buildings, Tenant (a) shall have exclusive use of the portions of the parking lots depicted on the attached Exhibit C (the “New Buildings Parking Lots”) which are labeled “RGN Parking” and (b) shall be permitted to implement a parking tag system to enforce such exclusive use, subject to Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Section, if at any time the Premises located on the South side of the Entire Project are reduced to the extent that Tenant’s South Side Parking Share is less than the number of spaces which are made exclusively available to Tenant in the New Buildings Parking Lot pursuant to the preceding sentence, then Tenant’s right to the exclusive use of the New Buildings Parking Lots shall be reduced proportionately. If the parking tag system referred to above is ineffective at enforcing Tenant’s exclusive rights granted herein, Landlord shall cooperate with Tenant in good faith to permit Tenant to install reasonable additional measures, at its sole cost, as are necessary to enforce the same, without unreasonably restricting traffic flow at the Project. For the avoidance of doubt, Tenant’s exclusive rights to use the New Buildings Parking Lots, as set forth herein, shall be subject to the rights of the other users of the Project to use the “Cafeteria-Designated Parking” “765 Parking” and “BMR Staff Parking” as depicted on the attached Exhibit C, parking access for the fitness center upon substantial completion thereof, such parking not to exceed 10 spaces, in locations reasonably acceptable to Landlord and Tenant, access to handicapped parking in a manner mutually agreeable to Landlord and Tenant, and such other reasonable access to the New Buildings Parking Lots as may be mutually agreed to by Landlord and Tenant. In addition, Tenant’s pro rata share of unreserved parking spaces on the North side of the Entire Project shall be increased proportionately for the Swing Premises.

     10. Termination Option. Tenant shall be entitled to terminate the Lease with respect to the entire 755 Premises, or any single entire floor or combination of entire floors of the 755 Premises effective as of December 31, 2020; provided that (a) Tenant provides Landlord with no less than twelve (12) months’ prior written notice and (b) concurrently with such notice, Tenant pays to Landlord an amount equal to Twenty-Four Dollars ($24) per rentable square foot of terminated space. Tenant shall be entitled to terminate the Lease with respect to the entire 755 Premises, or any single entire floor or combination of entire floors of the 755 Premises, effective as of December 31, 2022; provided that (a) Tenant provides Landlord with no less than twelve (12) months’ prior written notice and (b) concurrently with such notice, Tenant pays to Landlord an amount equal to Ten and 29/100s Dollars ($10.29) per rentable square foot of terminated space. If Tenant timely exercises either of the forgoing options to terminate the Lease with respect to the 755 Premises, then Tenant shall (y) surrender the applicable Premises to Landlord on the applicable surrender date in the condition required by the Amended Lease for surrendering Premises upon the expiration or earlier termination of the Term, and (z) if less than all of the 755 Premises are terminated by Tenant, demise the terminated Premises at its expense, such demising to be performed in a manner so as to afford any third-party tenant that subsequently occupies such terminated Premises reasonable access to such terminated Premises and otherwise in accordance with Applicable Laws. Time is of the essence with respect to the exercise of the termination option granted in this Section.

     11. Lease Extension Options. From and after the Execution Date, the first paragraph of Article 44 of the Lease is hereby deleted and replaced with the following:

44. Option to Extend Term. Tenant shall have three (3) options (each, an “Option”) to extend the Term of this Lease (and, in each case, the Term Expiration Date) by five (5) years, in each case on the same terms and conditions as this Lease, except as provided below. If Tenant desires to exercise any Option, Tenant must do so by giving Landlord written notice of such exercise at least one (1) year before the Term would otherwise expire. Tenant may exercise its Option to extend the Term only as to any one or more of the following: (a) the entire Retained Premises, (b) the entire New Whole Building Premises, (c) the entire New Multiple Tenant Building Premises, (d) the Modified Additional Premises, (e) the Swap Premises, (f) the Swing Premises, and (g) each full floor of the 755 Premises. If Tenant fails to exercise an Option with respect to less than all of the Premises and the time to do so has lapsed (or if a Retained Premises Early Termination or a termination pursuant to a Swap Premises Termination Option has occurred), then Tenant shall no longer have an Option with respect to those portions of the Premises for which it failed to exercise an Option. Tenant’s Options for the remaining Premises shall remain in full force and effect.

     12. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the 755 Premises, the Swing Premises or the Bridge with respect to the suitability of the same for the conduct of Tenant’s business. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Swing Premises, and (b) Tenant is familiar with the condition of the 755 Premises, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the Swing Premises and 755 Premises in their condition “as is” as of the Execution Date; provided, however, that Landlord shall deliver the 755 Premises in broom clean condition. Tenant’s taking of possession of the Swing Premises and 755 Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the same were at such time in good, sanitary and satisfactory condition and repair.

     13. Hazardous Materials. From and after the Execution Date, the second to last sentence of Section 40.1 of the Lease shall be deleted and replaced in its entirety with the following:

Landlord acknowledges that Tenant shall not be responsible for environmental conditions or contamination now or hereafter existing on, under or in the Entire Project, in the New Whole Building, in the New Multiple Tenant Building, in the Retained Premises, in the Modified Additional Premises, in the Swap Premises, in the 755 Premises or in the Swing Premises, caused by Landlord or tenants other than Tenant or by third parties in the Entire Project prior to the Execution Date or after such date, or for environmental conditions or contamination coming from off site so long as Tenant, Tenant’s Affiliates, its permitted sublessees or its agents did not cause or contribute to such environmental conditions or contamination.

     14. Cafeteria & Fitness Center: Landlord shall construct and furnish a cafeteria to service the Entire Project substantially in accordance with the plans and/or specifications, and at the location specified on Exhibit D attached hereto and made a part hereof. In addition Landlord shall construct a fitness center to service the Entire Project substantially in accordance with the specifications attached hereto as Exhibit E. Landlord shall commence construction and furnishing of these areas in a diligent and timely manner. If Landlord is prevented from executing such plans by factors outside of Landlord’s control and a material change to the matters set forth on the attached Exhibits D or E is required, then Landlord shall timely revise the plans, specifications and/or location in a manner that is mutually agreeable to Landlord and Tenant, provided that such revised plans and/or specifications shall provide for a cafeteria and/or fitness center of equivalent size, quality and location. Once such revised plans, specifications and/or location are finalized, Landlord shall proceed in a diligent and timely manner with the construction and furnishing of these areas in accordance with the same.

     15. Naming Rights: To the extent permitted by Applicable Laws and for so long as Tenant leases (whether or not Tenant occupies) one hundred percent (100%) of the Rentable Area of the New Buildings, Tenant shall have the right to name the road that serves the 735, 745 and 755 Buildings, subject to Landlord’s reasonable approval of the name selected by Tenant.

     16. Re-Measurement: Tenant acknowledges that Landlord desires to modify the methodology it currently employs for the measurement of the square footage of the Entire Project including certain portions of the Premises. Tenant shall reasonably cooperate with Landlord in good faith to permit the modification of the square footages of its Premises and it shall negotiate in good faith with Landlord to memorialize such modification in an amendment or other instrument that is mutually agreeable to Landlord and Tenant; provided, however, that nothing herein or in any such modification shall have an adverse impact on the rights and obligations of Tenant under the Amended Lease (economic or otherwise), including, without limitation, with respect to (i) the dollar amount of Rent payable by Tenant; and (ii) the amount of Operating Expenses actually payable despite changes in the percentage of Tenant’s Pro Rata Shares, which shall be finalized once all of the tenants in the Project have been updated to the new measurements of square footage. In addition, Landlord confirms and acknowledges that the actual number of parking spaces made available to Tenant under the Amended Lease on the South side of the Entire Project shall not be reduced as a result of the re-measurement contemplated hereunder.

     17. Broker. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Fourth Amendment, other than Studley (“Broker”) on behalf of Tenant, and each agrees to indemnify, defend and hold the other harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with this Fourth Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker, which commission shall be calculated on the rentable square footage of the 755 Premises only.

     18. No Default; Authority; Non-Contravention. Each of Landlord and Tenant represents, warrants and covenants that, to the best of its respective knowledge, neither Landlord nor Tenant is in default of any of its respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both), would constitute a default by either Landlord or Tenant thereunder. Each of Landlord and Tenant further represents, warrants and covenants that it has the full power and authority to execute, deliver and comply with the terms of this Fourth Amendment, and doing so will not conflict with or result in the violation of or default under any provision of any agreement or other instrument to which it is a party.

     19. Effect of Amendment. Except as modified by this Fourth Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Fourth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Fourth Amendment.

     20. Miscellaneous. This Fourth Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Fourth Amendment are included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

     21. Counterparts. This Fourth Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Fourth Amendment to Lease.

LANDLORD:

BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:	/s/ Matthew McDevitt
Name:	Matthew McDevitt
Title:	Executive Vice President, Acquisitions and Leasing

TENANT:

REGENERON PHARMACEUTICALS, INC.,
a New York corporation

By:	/s/ Murray Goldberg
Name:	Murray A. Goldberg
Title:	Senior Vice President, Finance & Administration and Chief Financial Officer